UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ		07059
(Address of principal executive offices)		(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As disclosed in a Current Report on Form 8-K filed on November 19, 2008, in November 2008, Virgin Mobile USA, Inc. (the “Company”) received written notice from the New York Stock Exchange (the “NYSE”) relating to the continued listing standards set forth in Sections 8.02.01B and 8.02.01C of the NYSE Listed Company Manual. Section 8.02.01B requires that the Company’s average market capitalization over a consecutive 30 trading-day period equal or exceed $100,000,000. As of the end of business on November 11, 2008, the date of the NYSE’s review of the current financial condition of the Company, the Company’s average market capitalization over the same period was $89.8 million. In evaluating the Company’s average market capitalization, the NYSE took into account 78.4 million Company common shares and their substantial equivalents, including limited partnership interests in Virgin Mobile USA, L.P. Section 8.02.01C requires that a company’s listed security average closing price of a security equal or exceed $1.00 per share over a consecutive 30 trading-day period. Under the NYSE’s applicable rules and regulations regarding listed security average closing price, the Company’s Class A common stock must, within six months from the Company’s receipt of notice pursuant to the listing standards set forth in Section 8.02.01C, maintain an average 30-day trading period closing price equal to or exceeding $1.00 per share.

On December 24, 2008, the Company provided, on a confidential basis, the NYSE with a business plan (the “Plan”) demonstrating its ability to comply with the NYSE’s continued listing standards. On January 15, 2009, the NYSE notified the Company that it has accepted the Plan; as a result, the Company has until May 2009 to comply with the share price standard of at least $1.00 per share and until May 2010 to comply with the market capitalization standard of at least $100 million, based on the value of Company common shares and their substantial equivalents, including limited partnership interests in Virgin Mobile USA, L.P. The Company will be subject to periodic review by the NYSE during this period.

The Company issued a press release on January 16, 2009, announcing the NYSE’s acceptance of the Plan. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description of Exhibit
99.1	Press release issued January 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: January 16, 2009	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel